CAIRN ENERGY USA, INC.
                                 8235 DOUGLAS AVENUE
                                      SUITE 1221
                                DALLAS, TEXAS   75225




                                    June 13, 1995



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, D.C. 20549

               Re:  Cairn Energy USA, Inc.
                    Registration Statement on Form S-3
                    (Registration No. 33-59199)



          Ladies and Gentlemen:

               The undersigned hereby requests that the above-referenced Registration Statement on Form S-3 be made effective pursuant to
          Section 8(a) of the Securities Act of 1933, as amended (the "Act"), at 9:00 (E.D.T.) on June 16, 1995, or as soon thereafter as practicable. In addition, we request that, if practicable, the Form S-3 be made effective prior thereto.


                                   CAIRN ENERGY USA, INC.



                                   By:  /s/ Michael R. Gilbert
                                        Michael R. Gilbert, President




          cc:  Hugh Fuller, Securities and Exchange Commission
               William P. Bowers
               Paul W. Talbot
               James B. Smith, Jr.
               L. Richards McMillan
               Fred Miller
               William B. B. Gammell






          DCC11577 15467.6
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